THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.


                                                          Up To $10,000,000


                     PLAYBOY.COM, INC. PROMISSORY NOTE


                                                          December 17, 2001

         FOR VALUE RECEIVED, Playboy.com, Inc., a Delaware corporation (the "Company"), whose principal place of business is located at 730 Fifth Avenue, New York, NY 10019, promises to pay to the order of Hugh M. Hefner, an individual, whose principal place of business is located at Playboy Mansion West, 10236 Charing Cross Road, Holmby Hills, CA 90024 (the "Holder"), the principal amount of up to TEN MILLION Dollars ($10,000,000), together with interest incurred thereon, all as hereinafter provided. Any payments of amounts due hereunder shall be in such currency of the United States at the time of payment as shall be legal tender for the payment of public or private debts.

1. PRINCIPAL AMOUNT. The Holder hereby agrees to lend to the Company such amounts as the Company may request at any time and from time to time between the date of this Note and December 31, 2002, upon five (5) business days' prior written notice delivered by the Company to the Holder (it being agreed and understood that any such amounts, when loaned by Holder to the Company, shall bear interest from such date and shall be principal to be repaid hereunder); provided that, (i) the aggregate principal amount hereunder shall not exceed $10,000,000 and (ii) Holder shall not be obligated to lend the Company amounts under this Note at any time during which the Company is in default of its obligations hereunder.

2. INTEREST. Prior to the date upon which this Note becomes due and payable as described herein, the Company shall pay interest, each month, on the unpaid balance of the principal amount borrowed by the Company, at an annualized rate equal to nine percent (9.0%) per annum. All payments hereunder shall be made on the fifth (5th) day of each month that this Note is outstanding.

3. REPAYMENT. (a) Except as otherwise provided herein, all principal and interest accrued and unpaid hereunder shall become due on August 10, 2006 (the "Maturity Date"), and shall be payable by the Company to the Holder in full on the Maturity Date; provided that, this Note may be repaid in whole or in part by the Company without penalty or premium at any time and from time to time prior to the Maturity Date upon five (5) business days' prior written notice from the Company; provided that, any portion so prepaid shall include accrued and unpaid interest on the amount prepaid to (but excluding) the date of prepayment.

         (b) This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Company. If any payment of interest or principal due hereunder shall become due on a Saturday, Sunday or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day in New York.

4. CONVERSION. (a) The Holder may, at any time, subject to the provisions of this Section 4 and of Section 5 below, elect to convert all of the then unpaid principal and accrued and unpaid interest hereunder (together, the "Conversion Amount") into shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), at a per share price of $7.1097 (as equitably adjusted for any stock dividends, combinations, splits or similar transactions).

         (b) Upon such conversion, the Company shall, subject to the terms of this Note, promptly issue to Holder the requisite number of shares of such Company Common Stock, duly authorized, validly issued, fully paid and non-assessable.

5. MECHANICS OF CONVERSION. (a) The Holder shall, if he elects to convert the Conversion Amount into Company Common Stock, cause written notice to be delivered to the Company of such election.

         (b) Upon receipt of such notice, the Company shall set a date, not more than five (5) business days subsequent to such receipt, upon which the Conversion Amount shall be so converted and the Company will take such actions, as are necessary to effectuate the issuance of such shares of Company Common Stock.

         (c) If the Note is to be converted pursuant to the terms hereof, upon conversion, the Holder shall surrender this Note to the Company marked "CANCELLED," and the Company shall issue and deliver, at its expense, to the Holder a certificate or certificates representing that number of shares of Company Common Stock to which the Holder is entitled upon such conversion, together with a check for any cash payable in lieu of fractional shares. The principal and interest so converted shall be deemed fully paid, and this Note shall as of such date be deemed fully paid and the indebtedness represented hereby shall be deemed fully satisfied.

         (d) Each of the Holder and the Company agree to execute and deliver any such additional agreements, powers and instruments as may be necessary in order to carry into effect the terms, provisions and purposes of this Note.

6. EVENTS OF DEFAULT. If any of the following conditions, events or acts shall occur: (a) the dissolution of the Company or any vote in favor thereof by the Board of Directors and stockholders of the Company; or (b) the Company's insolvency, general assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the United States Bankruptcy Code or any other United States federal or state statute affording relief to debtors; or there shall be commenced against the Company any such proceeding or filed against the Company any such application or petition which proceeding, application or petition is not dismissed or withdrawn within sixty (60) days of commencement or filing as the case may be; or (c) the failure of the Company to pay the amount of principal on and interest accrued under this Note in accordance with the terms hereof, when the same shall become due and payable; or (d) the default in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue uncured for fifteen (15) days after written notice thereof, specifying such default, shall have been given to the Company by the Holder of this Note; then, in any such event and at any time thereafter while such event is continuing, the Holder shall have the right to declare an event of default hereunder ("Event of Default"); provided that upon the occurrence of an event described in subsection (a) or (b) above such event shall be deemed an Event of Default hereunder whether or not the Holder makes such a declaration (an "Automatic Event of Default"), and the indebtedness evidenced by this Note shall immediately upon such declaration or Automatic Event of Default become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived (pursuant to Section 13 hereof), notwithstanding anything contained herein to the contrary.

No course of dealing or delay or failure on the part of the Holder to exercise any rights under this Section 6 shall operate as a waiver of such rights or otherwise prejudice such Holder's rights, powers and remedies. The Company will pay or reimburse the Holder, to the extent permitted by law, for all costs and expenses, including, but not limited to reasonable attorneys' fees, incurred by it in collecting any sums due on this Note or in otherwise enforcing any of its rights.

7. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder shall cause such Holder to be a stockholder of the Company for any purpose.

8. RESTRICTIONS ON TRANSFER; REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder acknowledges that this Note and any securities issuable upon its conversion or repurchase pursuant to the terms hereof (together with any other security issuable upon conversion thereof, if any, the "Note Securities") have not been registered or qualified under federal or state securities laws. By acceptance of this Note, Holder hereby represents and warrants to the Company that (a) the Holder is purchasing this Note and the Note Securities for his own account and not with a view to, or for sale in connection with, any resale or distribution of this Note or the Note Securities; (b) the Holder is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D; (c) the Holder has had the opportunity to ask questions and receive answers from the Company (and its officers, employees and agents) regarding the terms and conditions of the Note and the business, assets, operations, prospects and financial condition of the Company; (d) the Holder has the experience and the ability to evaluate, and he has evaluated, the merits and risks of this investment and can bear the economic risk thereof and understands that he could lose the entire amount thereof; and (e) the Holder understands that the Note and all Note Securities are characterized as "restricted securities" under the federal securities laws, that Holder is familiar with the resale limitations imposed thereby and that it is agreed and understood that certificates evidencing the Note Securities shall bear a legend substantially in the form of the legend affixed hereto.

9. ASSIGNMENT. This Note may not be assigned, transferred or otherwise negotiated by the Holder without the prior written consent of the Company (other than pursuant to laws of descent and distribution); provided however, that Holder may transfer this Note to a Grantor Trust in which he, or members of his family, are the sole income beneficiaries.

10. SEVERABILITY. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

11. SUCCESSORS AND ASSIGNS. This Note shall be binding on the parties hereto and covenants, agreements and undertakings in this Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and permitted assigns of the parties whether so expressed or not.

12. NOTICES. Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be delivered to the Holder and the Company at the addresses stated above (and if to the Company, marked "Attention:
         President"). Either party may change by notice the address to which notices to it are to be addressed.

13. WAIVER OF PRESENTMENT. The Company and all endorsers of this Note waive presentment for payment, demand, protest, notice of protest for nonpayment and notice of dishonor of this Note; waive all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note; and consent to any extension or postponement of the time of payment or any other indulgence.

14. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without giving effect to the conflicts of law principles thereof.

15. EXPENSES. The Company hereby agrees to pay to the Holder all expenses incurred by the Holder, including reasonable attorneys' fees, in enforcing and collecting amounts due hereunder.

16. ENTIRE AGREEMENT. This Note contains the entire agreement between the Company and the Holder with respect to the subject matter hereof, and supersedes every course of dealing, other conduct or oral agreement or representation previously made by the Holder. No change in this Note shall be effective unless made in a writing duly executed by the Holder and the Company.

                [Remainder of page intentionally left blank]




         IN WITNESS WHEREOF, the Company has caused this Note to be signed on the date first set forth above.

                                               PLAYBOY.COM, INC.


                                               By: /s/ Howard Shapiro
                                                   -------------------------
                                               Name:   Howard Shapiro
                                               Title:  Vice President


AGREED AND ACCEPTED BY:




/s/ Hugh M. Hefner
-----------------------
HUGH M. HEFNER, AS HOLDER